UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2011
BRADY CORPORATION
(Exact name of registrant as specified in its charter)

Wisconsin	1-14959	39-0971239

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6555 West Good Hope Road Milwaukee, Wisconsin	53223

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (414) 358-6600
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION
On November 18, 2011, Brady Corporation (the “Corporation”) issued a press release announcing its fiscal 2012 first quarter financial results. A copy of the press release is being furnished to the Securities and Exchange Commission as Exhibit 99.1 attached hereto and is incorporated herein by reference.

Item 5.07	SUBMISSIONS OF MATTERS TO A VOTE OF SECURITY HOLDERS
On November 17, 2011, at the Corporation’s Annual Shareholders’ Meeting, the holders of all of the 3,538,628 shares of the Corporation’s Class B Common Stock voted unanimously in favor of electing the following persons to serve as the Corporation’s directors until the next annual meeting of shareholders and until their successors have been elected:
Patrick W. Allender
Gary S. Balkema
Chan W. Galbato
Conrad G. Goodkind
Frank W. Harris
Frank M. Jaehnert
Elizabeth P. Pungello
Bradley C. Richardson

Item 8.01	OTHER EVENTS
At its annual meeting on November 17, 2011, the Corporation’s Board of Directors, upon the recommendation of its Corporate Governance Committee, designated Mr. Chan Galbato as Lead Independent Director. Consistent with the evolving role of independent board leadership and the enhanced responsibilities of the position, the Lead Independent Director’s annual compensation was established at $46,500.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits.
The following is filed as an Exhibit to this Report.

Exhibit No.	Description of Exhibit

99.1	Press Release of Brady Corporation, dated November 18, 2011, relating to first quarter fiscal 2012 financial results.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRADY CORPORATION
Date: November 23, 2011
/s/ THOMAS J. FELMER Thomas J. Felmer Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

99.1	Press Release of Brady Corporation, dated November 18, 2011, relating to first quarter fiscal 2012 financial results.